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Exhibit 5.1

        [HELLER EHRMAN WHITE & MCAULIFFE LLP LETTERHEAD]

April 25, 2002

HPL Technologies, Inc.
2033 Gateway Place
San Jose, California 95110

Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to HPL Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), which the Company proposes to file with the Securities and Exchange Commission on or about April 30, 2002 for the purpose of registering under the Securities Exchange Act of 1933, (i) 23,138 shares of its common stock, $0.001 par value ("Common Stock") to be issued pursuant to stock options granted under the FabCentric, Inc. Amended and Restated 1999 Stock Option Plan (the "FabCentric Plan") and (ii) 418,434 shares of its Common Stock to be issued pursuant to stock options granted under the Covalar Technologies Group, Inc. 1999 Stock Option Plan (the "Covalar Plan," and together with the FabCentric Plan, the "Plans"). Pursuant to the Agreement and Plan of Merger by and among the Company, HPL Acquisition Corp., FabCentric, Inc. ("FabCentric"), John Kulusich and Lucian Wagner, dated December 5, 2001 (the "FabCentric Agreement"), the Company assumed each FabCentric option granted under the FabCentric Plan that was outstanding immediately prior to the effective time of the Company's acquisition of FabCentric. Pursuant to the Agreement and Plan of Merger by and among the Company, HPL Acquisition Sub, Inc., and Covalar Technologies Group, Inc. ("Covalar"), dated January 29, 2002 (the "Covalar Agreement"), the Company assumed each Covalar option granted under the Covalar Plan that was outstanding immediately prior to the effective time of the Company's acquisition of Covalar. All shares of the Company's Common Stock registered on the Registration Statement are herein referred to as the "Shares."

        In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

  (a)
  The Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of April 22, 2002, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

  (b)
  The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (c)
  A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the assumption of the stock options outstanding under the Plans, and the reservation of the Shares for issuance pursuant to the Plans, and (ii) certifying as to certain factual matters;

  (d)
  The Registration Statement;

  (e)
  The FabCentric Plan;

  (f)
  The Covalar Plan;

  (g)
  The FabCentric Agreement;

  (h)
  The Covalar Agreement; and

  (i)
  A letter from U.S. Stock Transfer Corporation, transfer agent for the common stock of the Company, as to the number of shares of common stock issued and outstanding as of April 16, 2002.

        This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Shares to be sold are issued in accordance with the terms of the applicable Plan and authorized forms of stock option agreements or grants thereunder, and (ii) the full consideration stated in the applicable Plan is paid for each Share and the cash portion of the consideration received by the Company is equal to at least the par value of each Share. It is our opinion that the Shares, when issued and sold by the Company, will be duly authorized, validly issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Heller Ehrman White & McAuliffe LLP

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    Exhibit 5.1
Registration Statement on Form S-8